Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Legacy Bancorp, Inc. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2006	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chief Executive Officer and Chairman of the Board

Date: November 9, 2006	/s/ Stephen M. Conley
Stephen M. Conley
Chief Financial Officer, Senior Vice President and Treasurer

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